Exhibit 99.1
Masimo Reports Third Quarter 2024 Financial Results
Third Quarter 2024 Highlights:

•	Healthcare revenue of $343.3 million increased 11.5% on a reported basis and 11.7% on a constant currency basis(1);
•	GAAP net income per diluted share was $0.18; and
•	Non-GAAP(1) net income per diluted share was $0.98.
Irvine, California, November 5, 2024 - Masimo Corporation (Nasdaq: MASI) today announced its financial results for the third quarter ended September 28, 2024.
Third Quarter 2024 Results
Consolidated revenue was $504.6 million, comprised of healthcare revenue of $343.3 million and non-healthcare revenue of $161.3 million. Shipments of noninvasive technology boards and instruments were 60,500. GAAP operating income was $30.1 million and non-GAAP(1) operating income was $80.8 million. GAAP net income was $9.8 million, or $0.18 per diluted share. Non-GAAP(1) net income was $52.9 million, or $0.98 per diluted share.
Michelle Brennan, Interim Chief Executive Officer of Masimo, said, “We are pleased to report strong third quarter performance, driven by our core healthcare segment. We appreciate the commitment and energy of our employees, which has resulted in a seamless transition since our Annual Meeting with no disruption to our business or departures of critical talent. Our focus is on positioning Masimo to achieve its significant long-term growth potential by capitalizing on the many opportunities we see ahead of us, including through our ongoing review of the product portfolio and R&D projects. We are allocating resources to fewer projects, concentrating on sizable market opportunities that address clear unmet needs, and reducing spending in areas that are not contributing to our long-term growth objectives. We are also progressing on our strategic review of the consumer business and are focused on delivering the best outcome for our shareholders. We are confident in our position as we approach the end of 2024, as demonstrated by our increased full-year non-GAAP operating margin and EPS guidance. With the support of our talented team and our newly expanded Board, we will continue to execute on our strategy while enhancing shareholder value as we look to next year and beyond.”
2024 Financial Guidance
The Company provided the following non-GAAP(2) estimates for its fourth quarter 2024 and updated full-year 2024 guidance:

(in millions, except earnings per diluted share)	Q4 2024 Guidance(3)	FY 2024 Updated Guidance(3)	FY 2024 Prior Guidance(4)
Consolidated revenue	$581 to $611	$2,075 to $2,105	$2,085 to $2,135
Healthcare revenue	$363 to $373	$1,390 to $1,400	$1,385 to $1,405
Non-healthcare revenue	$218 to $238	$685 to $705	$700 to $730
Non-GAAP(2) operating income	$103 to $114	$325 to $336	$317 to $330
Non-GAAP(2) earnings per diluted share	$1.35 to $1.50	$3.95 to $4.10	$3.80 to $4.00
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(1)    Represents a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is included in this press release.
(2)    Financial guidance includes forward-looking non-GAAP financial measures for which reconciliations to the most directly comparable GAAP financial measures are not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.
(3)    Guidance provided November 5, 2024.
(4)    Guidance provided August 6, 2024.

Conference Call
The Company will conduct its third quarter 2024 investor conference call today, November 5, 2024 at 4:30 p.m. Eastern Time. To register for the conference call and receive the dial-in number, please use the following link: https://registrations.events/direct/Q4I40728936. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
Website Information
To access important information relating to Masimo’s third quarter 2024 investor conference call, including the audio webcast and investor presentation, please visit the Investor Relations section of Masimo’s website at https://investor.masimo.com.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue growth percentage, (ii) non-GAAP net income (prior definition and updated definition), (iii) non-GAAP (net income) earnings per diluted share (prior definition and updated definition) and (iv) non-GAAP operating income/margin (prior definition and updated definition). These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.

Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements (prior definition)
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Litigation related expenses and settlements (updated definition)
We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

Forward-Looking Non-GAAP Financial Measures
This presentation also includes certain forward-looking non-GAAP financial measures. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to acquisitions, integrations, divestitures and related costs; business transition and related costs; litigation related expenses and settlements; realized and unrealized gains or losses; tax related adjustments; and other adjustments. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations regarding our fourth-quarter 2024 and updated full-year 2024 financial guidance, including GAAP and non-GAAP consolidated revenue, healthcare revenue, non-healthcare revenue, consolidated operating income and consolidated earnings per diluted share. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to successfully integrate Sound United’s brands into our business; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; matters relating to future board and management leadership; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the ability to effect any potential separation of our consumer business described above and to meet any of the conditions related thereto; the approval of any such potential separation by Masimo’s board of directors; the ability of any separated businesses to be successful; potential uncertainty during the pendency of any such potential separation that could affect Masimo’s financial performance; the possibility that any potential separation will not be completed within the anticipated time period or at all; the possibility that any such potential separation will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with any such potential separation; the impact on our employees; the uncertainty of the expected financial performance of Masimo prior to and following completion of any such potential separation; negative effects of the announcement or pendency of any such potential separation on the market price of Masimo’s securities and/or on the financial performance of Masimo; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RECONCILIATION OF HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended
(in millions, except percentages)	September 28, 2024	September 30, 2023
GAAP healthcare revenue	$343.3	$307.8
Constant currency revenue adjustments	0.6	N/A
Non-GAAP healthcare constant currency revenue	$343.9	$307.8

GAAP healthcare revenue growth %	11.5%
Non-GAAP healthcare constant currency revenue growth %	11.7%
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(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED OPERATING INCOME(1):
	Three Months Ended
(in millions)	September 28, 2024	September 30, 2023
GAAP operating income	$30.1	$25.2
Non-GAAP adjustments:
Acquired tangible asset amortization	0.8	0.9
Acquired intangible asset amortization	9.2	9.4
Acquisitions, integrations, divestitures, and related costs	4.6	10.6
Business transition and related costs	(0.5)	4.2
Litigation related expenses, settlements and awards	30.4	6.0
Other adjustments	(1.9)	0.5
Total non-GAAP adjustments	42.7	31.5
Non-GAAP operating income (prior definition)	$72.8	$56.9
Litigation related expenses and settlements	8.0	8.9
Non-GAAP operating income (updated definition)	$80.8	$65.9
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(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	September 28, 2024		September 30, 2023
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$9.8	$0.18	$10.6	$0.20
Non-GAAP adjustments:
Acquired tangible asset amortization	0.8	0.01	0.9	0.02
Acquired intangible asset amortization	9.2	0.17	9.4	0.18
Acquisitions, integrations, divestitures, and related costs	4.6	0.09	10.6	0.20
Business transition and related costs	(0.5)	(0.01)	4.2	0.08
Litigation related expenses, settlements and awards	30.4	0.56	6.0	0.11
Other adjustments	(1.9)	(0.03)	0.5	0.01
Realized and unrealized gains or losses	9.2	0.17	(1.0)	(0.02)
Financing related adjustments	0.5	0.01	0.5	0.01
Tax impact of non-GAAP adjustments	(13.8)	(0.25)	(8.0)	(0.15)
Excess tax benefits from stock-based compensation expense	(1.6)	(0.03)	(0.2)	—
Total non-GAAP adjustments	37.1	0.68	22.9	0.42
Non-GAAP net income (prior definition)	$46.8	$0.86	$33.7	$0.63
Litigation related expenses and settlements	8.0	0.15	8.9	0.17
Tax impact of non-GAAP adjustments	(1.9)	(0.04)	(2.1)	(0.04)
Non-GAAP net income (updated definition)	$52.9	$0.98	$40.5	$0.75
Weighted average shares outstanding-diluted		54.3		53.9
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(1)      May not foot due to rounding.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)
	September 28, 2024	December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$158.5	$163.0
Accounts receivable, net of allowance for credit losses	371.0	355.5
Inventories	569.9	545.0
Other current assets	180.5	168.4
Total current assets	1,279.9	1,231.9
Lease receivable, non-current	64.2	71.4
Deferred costs and other contract assets	59.6	57.3
Property and equipment, net	417.9	424.4
Customer relationships, net	169.0	177.7
Acquired technologies, net	115.3	129.4
Other intangible assets, net	120.9	112.8
Trademarks	235.6	232.4
Goodwill	412.5	407.7
Deferred tax assets	107.1	107.2
Other non-current assets	105.8	89.3
Total assets	$3,087.8	$3,041.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$280.8	$251.5
Accrued compensation	76.0	62.6
Deferred revenue and other contract liabilities, current	84.5	87.3
Other current liabilities	196.3	162.4
Total current liabilities	637.6	563.8
Long-term debt	733.2	871.7
Deferred tax liabilities	111.3	111.7
Other non-current liabilities	142.5	129.5
Total liabilities	1,624.6	1,676.7
Commitments and contingencies
Stockholders’ equity
Common stock	0.1	0.1
Treasury stock	(1,169.2)	(1,169.2)
Additional paid-in capital	828.4	783.4
Accumulated other comprehensive loss	(36.6)	(45.3)
Retained earnings	1,840.5	1,795.8
Total stockholders’ equity	1,463.2	1,364.8
Total liabilities and stockholders’ equity	$3,087.8	$3,041.5

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$504.6	$478.9	$1,493.7	$1,499.2
Cost of goods sold	241.4	244.1	734.0	758.4
Gross profit	263.2	234.8	759.7	740.8
Operating expenses:
Selling, general and administrative	184.8	156.1	522.2	504.1
Research and development	48.3	46.5	145.1	137.2
Impairment charge	—	7.0	—	7.0
Total operating expenses	233.1	209.6	667.3	648.3
Operating income	30.1	25.2	92.4	92.5
Non-operating loss	(18.5)	(11.2)	(36.0)	(27.5)
Income before provision for income taxes	11.6	14.0	56.4	65.0
Provision for income taxes	1.8	3.4	11.7	17.4
Net income	$9.8	$10.6	$44.7	$47.6

Net income per share:
Basic	$0.18	$0.20	$0.84	$0.90
Diluted	$0.18	$0.20	$0.82	$0.88

Weighted-average shares used in per share calculations:
Basic	53.4	52.8	53.2	52.8
Diluted	54.3	53.9	54.3	53.9
The following table presents details of the stock-based compensation expense (benefit) that is included in each functional line item in the condensed consolidated statements of operations (in millions):

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cost of goods sold	$0.3	$0.2	$0.8	$0.8
Selling, general and administrative	2.2	(2.4)	17.0	(7.1)
Research and development	4.0	1.1	11.8	3.9
Total	$6.5	$(1.1)	$29.6	$(2.4)

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$44.7	$47.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	72.2	75.8
Stock-based compensation expense	29.6	(2.4)
(Gain) loss on disposal of equipment, intangibles and other assets	(0.3)	0.6
Provision for credit losses	0.9	1.1
Amortization of debt issuance cost	1.4	1.4
Impairment charge	—	7.0
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(9.4)	84.8
(Increase) decrease in inventories	(40.1)	(93.1)
(Increase) decrease in other current assets	(12.3)	(14.6)
(Increase) decrease in lease receivable, net	7.1	(6.8)
(Increase) decrease in deferred costs and other contract assets	(2.3)	(2.9)
(Increase) decrease in other non-current assets	0.1	(42.0)
Increase (decrease) in accounts payable	29.4	3.6
Increase (decrease) in accrued compensation	13.3	(32.8)
Increase (decrease) in accrued liabilities	24.6	(19.5)
Increase (decrease) in income tax payable	(1.0)	(7.1)
Increase (decrease) in deferred revenue and other contract-related liabilities	(3.0)	(6.2)
Increase (decrease) in other non-current liabilities	(9.0)	22.5
Net cash provided by (used in) operating activities	145.9	17.0
Cash flows from investing activities:
Purchases of property and equipment	(24.5)	(33.1)
Proceeds from sale of property and equipment	13.5	—
Increase in intangible assets	(23.6)	(29.3)
Business combinations, net of cash acquired	—	7.5
Other strategic investing activities	(0.1)	(1.0)
Net cash (used in) provided by investing activities	(34.7)	(55.9)
Cash flows from financing activities:
Borrowings under line of credit	72.7	139.5
Repayments on line of credit	(207.2)	(154.3)
Proceeds from issuance of common stock	21.4	6.7
Payroll tax withholdings on behalf of employees for vested equity awards	(6.0)	(12.7)
Net cash (used in) provided by financing activities	(119.1)	(20.8)
Effect of foreign currency exchange rates on cash	3.4	(17.6)
Net decrease in cash, cash equivalents and restricted cash	(4.5)	(77.3)
Cash, cash equivalents and restricted cash at beginning of period	168.2	209.6
Cash, cash equivalents and restricted cash at end of period	$163.7	$132.3

About Masimo
Masimo (Nasdaq: MASI) is a global technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins®, Denon®, Marantz®, and Polk Audio®. Our mission is to improve life, improve patient outcomes; and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at all 10 U.S. hospitals as ranked in the 2024 Newsweek World’s Best Hospitals listing. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG® and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® Medical Watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet™. It’s growing portfolio of health and wellness solutions includes Radius T0® and Masimo W1™. Additional information about Masimo and its products may be found at www.masimo.com.
RPVi has not received FDA 510(k) clearance and is not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

Media Contact: Longacre Square Partners
masimo@longacresquare.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.